Exhibit 99.1

Moelis & Company Reports First Quarter 2020 Financial Results;

Quarterly Dividend of $0.255 Per Share

•	First quarter revenues of $153.7 million, up 12% from the first quarter of 2019
•	GAAP net income of $0.44 per share (diluted) for the first quarter of 2020; Adjusted net income of $0.45 per share (diluted) for the first quarter, including an $0.18 per share tax benefit
•	Continued to execute on organic growth strategy
―	Added four Managing Directors in the U.S. since our last earnings release
―

New hires will further strengthen our client coverage in the consumer goods and oil & gas sectors, expand our private equity solutions group, and add capabilities in advising corporates on activist strategies

•	Strong balance sheet with cash and short term investments of $145.4 million and no debt or goodwill
•	Declared quarterly dividend of $0.255 per share; temporarily modified dividend to retain capital and provide greater financial flexibility during this period of uncertainty related to COVID-19
•	During the first quarter, the firm executed its Business Continuity Planning strategy, with essentially all employees working from home under shelter-in-place restrictions
―	We have continued to successfully and virtually support our clients who need quality advice, judgment and focus during this challenging time

NEW YORK, April 22, 2020 – Moelis & Company (NYSE: MC) today reported financial results for the first quarter ended March 31, 2020.  The Firm’s revenues of $153.7 million increased 12% over the prior year period. The Firm reported first quarter 2020 GAAP net income of $30.1 million, or $0.44 per share (diluted) compared with $16.2 million or $0.25 per share (diluted) in the prior year period.  On an Adjusted basis, the Firm reported net income of $31.3 million or $0.45 per share (diluted) for the first quarter of 2020, which compares with $18.2 million of net income or $0.27 per share (diluted) in the prior year period.   GAAP and Adjusted net income in the first quarter of 2020 both include tax benefits of $0.23 per share, and $0.18 per share, respectively, related to the settlement of share based awards and tax relief pursuant to the CARES Act.

“In the current unprecedented environment, the emphasis on balance sheets and business models are now at the forefront of conversations across all companies.  However, for Moelis & Company, building and maintaining a fortress balance sheet has been at the core of our business since inception.  As a result, I believe that we will emerge from this period of prolonged uncertainty even stronger than when we went into it,” said Ken Moelis Chairman and Chief Executive Officer.

“In addition to our strong financial position, we have built a resilient advisory business that is designed to perform in all economic cycles.  We are currently seeing the benefits of our model in action, as we quickly pivot the platform and organize around our leading restructuring and recapitalization team.  This has led to a significant increase in activity recently, and I feel confident about the contributions from this franchise over the longer term.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions on which it advised as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 80% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax.  The remaining 20% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level).  The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s first quarter income was taxed at our corporate effective tax rate.  We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results.  A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	US. GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands except per share data)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Revenues	$153,706	$137,783	12%	$153,706	$137,783	12%
Income (loss) before income taxes	22,782	11,719	94%	25,667	12,615	103%
Provision for income taxes	(7,344)	(4,458)	65%	(5,585)	(5,557)	1%
Net income (loss)	30,126	16,177	86%	31,252	18,172	72%

Net income (loss) attributable to noncontrolling interests	4,996	2,607	92%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$25,130	$13,570	85%	$31,252	$18,172	72%
Diluted earnings per share	$0.44	$0.25	76%	$0.45	$0.27	67%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $153.7 million in the first quarter of 2020, as compared with $137.8 million in the prior year period, representing an increase of 12%.  This compares favorably with a 23% decrease in the number of global completed M&A transactions in the same period1.  The increase in quarterly revenues was driven by an increase in the number of transaction completions, as well as an increase in average fees earned per completed transaction as compared with the prior year period.  Toward the end of the quarter, we saw many M&A transactions being put on hold due to the uncertainty and market volatility caused by COVID-19. COVID-19 has adversely impacted our business and is expected to continue to have a significant and adverse effect on our business, revenues and operating results in the short term.

We continued to execute on our strategy of organic growth.  In the year-to-date 2020 period, we promoted five of our advisory professionals to Managing Director and added four external Managing Directors to enhance our expertise in important sectors, products and regions.  Since our last earnings release, we added four veteran Managing Directors in the U.S. to provide financial and strategic advice to consumer goods clients, augment our global oil & gas franchise, expand our ability to provide seamless industry, product and execution capabilities to financial sponsors and their portfolio companies, and add to our coverage in advising corporates on activist strategies.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	US. GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands)	2020	2019	2020 vs. 2019 Variance	2020	2019	2020 vs. 2019 Variance

Expenses:
Compensation and benefits	$95,120	$90,161	6%	$95,025	$89,265	6%
% of revenues	61.9%	65.4%		61.8%	64.8%
Non-compensation expenses	$34,144	$37,993	-10%	$34,144	$37,993	-10%
% of revenues	22.2%	27.6%		22.2%	27.6%
Total operating expenses	$129,264	$128,154	1%	$129,169	$127,258	2%
% of revenues	84.1%	93.0%		84.0%	92.4%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $129.3 million for the first quarter of 2020.  On an Adjusted basis, operating expenses were $129.2 million for the first quarter of 2020 as compared with $127.3 million in the prior year period.  The increase in operating expenses was driven by increased compensation and benefits expenses.

Compensation and benefits expenses on a GAAP basis were $95.1 million in the first quarter of 2020.  Adjusted compensation and benefits expenses (which exclude the amortization of IPO awards for the prior year reported period) were $95.0 million for the first quarter of 2020, as compared with $89.3

[1]	Source: Thomson Financial as of April 4, 2020; includes all transactions greater than $100 million in value million in the prior year period.  The Adjusted compensation and benefits ratio for the current quarter was 62% versus 65% in the prior year period.

Non-compensation expenses on a GAAP and Adjusted basis were $34.1 million for the first quarter of 2020 as compared with $38.0 million for the prior year quarter.  The decrease in non-compensation expenses were primarily related to decreased travel and other business development expenses related to social distancing restrictions due to the COVID-19 virus, in addition to our continued and focused expense discipline.  Our non-compensation expense ratio was 22% in the current period versus 28% in the prior year period.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 80% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax.  Income on the remaining 20% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item.  For Adjusted purposes, we have assumed that 100% of the Firm’s first quarter 2020 income was taxed at our corporate effective tax rate of 25.2%, together with a tax benefit of approximately $9.1 million from the delivery of equity-based compensation at a price above the grant date price and a $2.9 million benefit from the tax relief provisions under the CARES Act, we have a net tax benefit of approximately $5.6 million as compared with modest pre-tax income.

Capital Management and Balance Sheet

On April 20, 2020, the Board of Directors of Moelis & Company declared a quarterly dividend of $0.255 per share.  The $0.255 per share will be paid on June 30, 2020 to common stockholders of record on May 4, 2020.  We believe that modifying our quarterly dividend is the prudent approach in this uncertain environment.  By retaining capital we will enhance our financial flexibility and maintain a position of strength for the post-COVID-19 recovery.  We remain committed to returning all of our excess capital when normal business activity resumes.

Moelis & Company continues to maintain a strong financial position, and as of March 31, 2020, we held cash and liquid investments of $145.4 million and had no debt or goodwill on our balance sheet.

During the first quarter of 2020, we repurchased 869,779 shares of our common stock for a total cost of $31.6 million.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, April 22, 2020, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our first quarter 2020 financial results.  Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company First Quarter 2020 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10142177.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters.  The Firm serves its clients from 20 geographic locations in North and South America, Europe, the Middle East, Asia and Australia.  For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance.  You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2019, subsequent reports filed on Form 10-Q and our other filings with the SEC.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release including those statements herein with respect to the negative effect that the COVID-19 pandemic has had and the significant and adverse effect it is expected to continue to have on our business in the short term.  The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results is unpredictable and depends on many factors outside of our control.  Statements herein about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently estimated.  In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by adjusting the accounting impact of certain items and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of GAAP results to Adjusted results is presented in the Appendix.

Contacts

Investor Contact:	MediaContact:
Chett Mandel	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 212 883 3536	t: + 1 212 883 3666
chett.mandel@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended March 31,
	2020	2019

Revenues	$153,706	$137,783

Expenses
Compensation and benefits	95,120	90,161
Occupancy	7,231	4,819
Professional fees	4,236	5,179
Communication, technology and information services	8,392	7,962
Travel and related expenses	7,944	11,497
Depreciation and amortization	1,199	1,155
Other expenses	5,142	7,381
Total Expenses	129,264	128,154

Operating income (loss)	24,442	9,629
Other income (expenses)	(1,660)	2,090
Income (loss) before income taxes	22,782	11,719
Provision (benefit) for income taxes	(7,344)	(4,458)
Net income (loss)	30,126	16,177

Net income (loss) attributable to noncontrolling interests	4,996	2,607
Net income (loss) attributable to Moelis & Company	$25,130	$13,570

Weighted-average shares of Class A common stock outstanding
Basic	52,666,457	48,309,358
Diluted	57,092,982	55,108,335
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.48	$0.28
Diluted	$0.44	$0.25

A-1

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended March 31, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$95,120	$(95)	(a)	$95,025
Other income (expenses)	(1,660)	2,790	(a)(b)	1,130

Income (loss) before income taxes	22,782	2,885		25,667
Provision for income taxes	(7,344)	1,759	(b)(c)	(5,585)
Net income (loss)	30,126	1,126		31,252

Net income (loss) attributable to noncontrolling interests	4,996	(4,996)	(d)	-
Net income (loss) attributable to Moelis & Company	$25,130	$6,122		$31,252

Weighted-average shares of Class A common stock outstanding
Basic	52,666,457	12,958,022	(d)	65,624,479
Diluted	57,092,982	12,958,022	(d)	70,051,004
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.48			$0.48
Diluted	$0.44			$0.45

(a)	Reflects a reclassification of $0.1 million of other income to compensation and benefits expense associated with the forfeiture of fully vested awards from the enforcement of non-compete provisions.

(b)

Tax Receivable Agreement liability adjustments are made to Other income (expenses) for GAAP purposes. These adjustments are reclassified to provision for income taxes to reflect the net economic impact in the tax line.

(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $9.1 million and a $2.9 million benefit from the tax relief provisions under the CARES Act; excluding such discrete benefits, our effective tax rate for the period presented would have been 25.2%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

A-2

	Three Months Ended March 31, 2019
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$90,161	$(896)	(a)	$89,265

Income (loss) before income taxes	11,719	896		12,615
Provision for income taxes	(4,458)	(1,099)	(b)	(5,557)
Net income (loss)	16,177	1,995		18,172

Net income (loss) attributable to noncontrolling interests	2,607	(2,607)	(c)	-
Net income (loss) attributable to Moelis & Company	$13,570	$4,602		$18,172

Weighted-average shares of Class A common stock outstanding
Basic	48,309,358	13,053,465	(c)	61,362,823
Diluted	55,108,335	13,053,465	(c)	68,161,800
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.28			$0.30
Diluted	$0.25			$0.27

(a)

Expense associated with the amortization of Restricted Stock Units (“RSUs”) and stock options granted in connection with the IPO.  In accordance with GAAP, amortization expense of RSUs and stock options granted in connection with the IPO will be recognized over the five year vesting period.

(b)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes an excess tax benefit related to the settlement of share-based awards of $8.7 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.3%.

(c)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

A-3